                                                                  Exhibit (a)(3)

                         Notice of Guaranteed Delivery
                                      for
                        Tender of Shares of Common Stock
                                       of
                                  FARR COMPANY
             Pursuant to the Offer to Purchase dated April 4, 2000

   This Notice of Guaranteed Delivery (or one substantially in the form hereof) must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") representing shares of common stock, par value $0.10 per share (the "Shares"), of Farr Company, a Delaware corporation (the "Company"), are not immediately available, or (ii) the procedures for book-entry transfer, as set forth in the offer, dated April 4, 2000, by Ratos Acquisition Corp. to purchase all of the outstanding Shares of the Company (the "Offer to Purchase"), cannot be complied with on a timely basis, or (iii) if time will not permit all required documents to be delivered to ChaseMellon Shareholder Services, L.L.C. (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase and Section 2 of the Instructions to the Letter of Transmittal.

                               The Depositary is:

                    ChaseMellon Shareholder Services, L.L.C.

          By Mail:             By Overnight Courier:           By Hand:
 Reorganization Department   Reorganization Department Reorganization Department
       P.O. Box 3301            85 Challenger Road           120 Broadway
 South Hackensack, NJ 07606      Mail Stop--Reorg             13th Floor
                               Ridgefield, NJ 07660       New York, NY 10271

                           By Facsimile Transmission
                       (For Eligible Institutions Only):
                                 (201) 296-4293

                Confirm Receipt of Facsimile by Telephone Only:
                                 (201) 296-4860

                               ----------------

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

   The undersigned hereby tenders to Ratos Acquisition Corp., a Delaware corporation, on the terms and subject to the conditions set forth in the Offer to Purchase, dated April 4, 2000, and the related Letter of Transmittal (the "Letter of Transmittal" and, together with the Offer to Purchase and any amendments or supplements thereto, the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase and Section 2 of the Instructions to the Letter of Transmittal.

   The undersigned hereby represents and warrants that the undersigned has full power and authority to accept the Offer. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Ratos Acquisition Corp. to be necessary or desirable to perfect the undersigned's acceptance of the Offer, as indicated below.

Number of Shares: ______________________

Shares Certificate No(s). (if
 available):

________________________________________

________________________________________

[_](Check the box and indicate account
   number at Book-Entry Transfer
   Facility if Shares will be tendered
   by book-entry transfer)

Account
Number: ________________________________

Dated: ___________________________, 2000

Name(s) of Record Holder(s) ____________

________________________________________

________________________________________
         (Please Type or Print)

Address(es): ___________________________

________________________________________
                                Zip Code
Daytime Telephone Number:

________________________________________
(Area Code)
Signature(s) of Record Holder(s):

________________________________________

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a participant in the Security Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), hereby
(a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 of the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of either the Share Certificates evidencing all Shares tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary's accounts at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee, or an Agent's Message (as defined in Section 3 of the Offer to Purchase) in connection with a book-entry delivery, and any other required documents, within three New York Stock Exchange trading days after the date hereof.

   The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificates and any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: __________________________________________________________________

Address: _______________________________________________________________________

         _______________________________________________________________________
                                                                        Zip Code

Area Code and Telephone Number: ________________________________________________

Authorized Signature

Name: __________________________________________________________________________
                             (Please Type or Print)

Title: _________________________________________________________________________


Dated: ________________________________  , 2000

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

   1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery (or facsimile thereof) and any other documents required by this Notice of Guaranteed Delivery must be received by the Depositary at its address set forth herein on or prior to the Expiration Date (as defined in the Offer to Purchase). The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Depositary is at the election and risk of the holder, and the delivery will be deemed made only when actually received by the Depositary. Instead of delivery by mail, it is recommended that the holder use an overnight or hand-delivery service, properly insured. If delivery is by mail, it is recommended that such certificates and documents be sent by registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery.

   2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the holder(s) of the Shares specified herein, the signature(s) must correspond exactly to the name(s) written on the face of the Share Certificates or on a security position listing with respect thereto without any alteration, enlargement or change whatsoever. If any of the tendered Shares are held by two or more persons, all such persons must sign this Notice of Guaranteed Delivery. If any of the tendered Shares are registered in different names, it will be necessary to complete, sign and submit as many separate Notices of Guaranteed Delivery as there are different registrations. If this Notice of Guaranteed Delivery is signed by a person or persons other than the holder(s) of any Shares specified herein or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate stock powers, signed as the name of the holder(s) appears on the Share Certificates or signed as the name of the participant appears on the Book-Entry Transfer Facility's security position listing. If this Notice of Guaranteed Delivery or any other instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to the Depositary and Ratos Acquisition Corp. of his or her authority so to act.

   3. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Offer to Purchase or the Letter of Transmittal or this Notice of Guaranteed Delivery should be directed to the Information Agent at the address and telephone number set forth on the back cover page of the Offer to Purchase and in the Letter of Transmittal.